As filed with the Securities and Exchange Commission on February 14, 2020

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Atlas Technical Consultants, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	83-0808563 (IRS Employer Identification No.)

13215 Bee Cave Parkway Building A, Suite 260

Austin, Texas 78738
(866) 858-4499

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

L. Joe Boyer
Chief Executive Officer
13215 Bee Cave Parkway Building A, Suite 260

Austin, Texas 78738
(866) 858-4499
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

  With a Copy to:
Julian J. Seiguer, P.C.
Michael Rigdon
Kirkland & Ellis LLP
609 Main, Suite 4500
Houston, TX 77005
(713) 836-3600

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering
Class A common stock, par value $0.0001 per share Preferred Stock New Warrants
Total		(2)		(2)	$300,000,000.00	$38,940.00	(2)(3)
Class A common stock, par value $0.0001 per share, underlying warrants	23,750,000	(4)	$11.50	(5)	$273,125,000.00	$35,451.63
Secondary Offering
Class A common stock, par value $0.0001 per share	29,740,330	(6)	$11.08	(7)	$329,522,856.40	$42,772.07
Warrants to purchase Class A common stock, par value $0.0001 per share	3,750,000		$11.50	(5)	$37,500,000.00	$4,867.50
Total					$940,037,056.40	$122,031.20

__________________

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such indeterminable shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”) as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.
(2)	There is being registered hereunder an indeterminate number of shares of Class A common stock, preferred stock and warrants for the purchase of Class A common stock or preferred stock or a combination of the foregoing (“New Warrants”), as may be sold from time to time in such amount as shall result in an aggregate offering price not to exceed $300,000,000.
(3)	Calculated in accordance with Rule 457(o) under the Securities Act.
(4)	Represents the issuance of up to 23,750,000 shares of Class A common stock that may be issued upon (i) the exercise of warrants (the “Public Warrants”) originally sold as part of the units in our initial public offering (the “IPO”), and (ii) up to 3,750,000 shares of our Class A common stock issuable upon the exercise of warrants originally sold both by themselves and as part of units to Boxwood Sponsor LLC (the “Sponsor”) in private placements that closed concurrently with our IPO (the “Private Placement Warrants,” and together with the Public Warrants, the “Warrants”).
(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(i) under the Securities Act. The price per share is based upon the exercise price per warrant of $11.50 per share.

(6)	Represents 29,740,330 shares of our Class A common stock, of which 23,912,988 shares of Class A common stock issuable upon exchange of units in Atlas TC Holdings LLC, together with an equal number of shares of our Class B common stock, par value $0.0001 per share.

(7)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s Class A common stock on February 13, 2020, as reported on The Nasdaq Stock Market.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED FEBRUARY 14, 2020
PRELIMINARY PROSPECTUS

Atlas Technical Consultants, Inc.

Class A Common Stock

Preferred Stock

New Warrants

23,750,000 Shares of Class A Common Stock Issuable Upon Existing Warrants

29,740,330 Shares of Class A Common Stock

3,750,000 Private Placement Warrants

This prospectus relates to the issuance by Atlas Technical Consultants, Inc. (formerly known as “Boxwood Merger Corp.”) (the “Company,” “we,” “our” or “us”) of (i) shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), shares of preferred stock and warrants for the purchase of Class A common stock or preferred stock or a combination of the foregoing (“New Warrants”) that may be offered from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering, (ii) up to 20,000,000 shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”), issuable upon the exercise of warrants (the “Public Warrants”) originally sold as part of the units in our initial public offering (the “IPO”) and (iii) up to 3,750,000 shares of our Class A common stock issuable upon the exercise of warrants originally sold both by themselves and as part of units to Boxwood Sponsor LLC (the “Sponsor”) in private placements that closed concurrently with our IPO (the “Private Placement Warrants,” and together with the Public Warrants, the “Warrants”). Each warrant entitles the holder thereof to purchase upon exercise one share of our Class A common stock for $11.50 per share. We will receive the proceeds from the exercise of the Private Placement Warrants and the Public Warrants, but not from the sale of the underlying shares of Class A common stock.

In addition, this prospectus relates to the resale by the selling security holders named in this prospectus or their permitted transferees of up to (i) 3,750,000 Private Placement Warrants and (ii) 29,740,330 shares of our Class A common stock, 23,912,988 of which represent shares of Class A common stock that may be issued from time to time, pursuant to the amended and restated limited liability company agreement of Atlas TC Holdings LLC, a wholly-owned subsidiary of the Company (“Holdings”), dated February 14, 2020 (the “LLC Agreement”), to certain members of Holdings, that own units in Holdings (“Holdings Units”), upon exchange of such members’ Holdings Units, together with an equal number of shares of our Class B common stock, par value $0.0001 per share (“Class B common stock”), which were issued to Atlas Technical Consultants Holdings LP, a Delaware limited partnership (the “Seller”) in connection with, and as part of the consideration for, our business combination with Atlas Intermediate Holdings LLC, a Delaware limited liability company (“Atlas Intermediate”), which we consummated on February 14, 2020 (the “Business Combination”).

The selling security holders may offer, sell or distribute warrants or shares of Class A common stock publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of warrants or the shares of Class A common stock owned by the selling security holders. We will bear all costs, expenses and fees in connection with the registration of these warrants and shares of Class A common stock, including with regard to compliance with state securities or “blue sky” laws. The selling security holders will bear all commissions and discounts, if any, attributable to their sale of the Private Placement Warrants and shares of Class A common stock.

The securities offered pursuant to this prospectus are collectively referred to in this prospectus as the “securities.” This prospectus provides you with a general description of these securities and the general manner in which we or the selling security holders will offer the securities. When securities are offered, we or the selling security holders, as applicable, may provide a prospectus supplement, to the extent appropriate, that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. We provide more information about how we and the selling security holders may sell the securities in the section entitled “Plan of Distribution” beginning on page 14.

Our Class A common stock and Warrants are traded on The NASDAQ Stock Market (“NASDAQ”) under the symbols “ATCX” and “ATCXW,” respectively. On February 14, 2020, the last reported sale price of our Class A common stock was $11.35 per share and the last reported sale price of our Warrants was $0.84 per warrant. As of February 14, 2020, we had 5,827,342 shares of Class A common stock issued and outstanding, 3,750,000 Private Placement Warrants issued and outstanding and 20,000,000 Public Warrants issued and outstanding.

Investing in our securities involves risks. See “Risk Factors” beginning on page 6 and “Risk Factors” in the documents incorporated by reference herein.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. See “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2020.

Neither we nor the selling security holders have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the selling security holders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus is current only as of its date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and the selling security holders may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes Atlas Technical Consultants, Inc. and our securities. We may use the shelf registration statement to sell shares of Class A common stock, shares of preferred stock and New Warrants and up to an aggregate of 23,750,000 shares of our Class A common stock underlying the Warrants, and the selling security holders may use the shelf registration statement to sell up to an aggregate of 3,750,000 Private Placement Warrants and 29,740,330 shares of Class A common stock from time to time through any means described in the section entitled “Plan of Distribution.”

We will not receive any proceeds from the sale of the Private Placement Warrants or shares of Class A common stock to be offered by the selling security holders. With respect to shares of Class A common stock underlying the Warrants, we will not receive any proceeds from the sale of such shares except with respect to amounts received by us due to the exercise of the Warrants to the extent the Warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus. We and the selling security holders, as applicable, may deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The information included in this prospectus in relation to Atlas has been provided by Atlas and its management team, and forward-looking statements include statements relating to Atlas’ management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

●	the ability to obtain and/or maintain the listing of our Class A common stock on NASDAQ following the business combination;

●	our ability to raise financing in the future;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following the business combination;

●	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving the business combination, as a result of which they would then receive expense reimbursements;

●	our public securities’ potential liquidity and trading;

●	changes adversely affecting the business in which Atlas is engaged;

●	the risks associated with cyclical demand for Atlas’ services and vulnerability to industry downturns and regional national downturns;

●	fluctuations in Atlas’ revenue and operating results;

●	unfavorable conditions or further disruptions in the capital and credit markets;

●	Atlas’ ability to generate cash, service indebtedness and incur additional indebtedness;

●	competition from existing and new competitors;

●	Atlas’ ability to integrate any businesses it acquires;

●	Atlas’ ability to recruit and retain experienced personnel;

●	risks related to legal proceedings or claims, including liability claims;

●	Atlas’ dependence on third-party contractors to provide various services;

●	Atlas’ ability to obtain additional capital on commercially reasonable terms;

●	safety and environmental requirements that may subject Atlas to unanticipated liabilities; and

●	general economic conditions.

For additional information regarding known material factors that could affect our operating results and performance, please read the section entitled “Risk Factors” in this prospectus, in our proxy statement filed with the SEC on November 12, 2019 and in any applicable prospectus supplement, as well as all risk factors described in the documents incorporated by reference herein. Should one or more of the risks or uncertainties described in this prospectus made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements.

INFORMATION ABOUT THE COMPANY

Our Company

We were originally formed on June 28, 2017 as a Delaware corporation for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination with one or more businesses. On February 14, 2020, we consummated the acquisition of the equity interests in certain of the subsidiaries of Seller (the “Business Combination”) pursuant to that certain unit purchase agreement entered into by and between Atlas TC Buyer LLC (“Buyer”), Seller and the other parties listed thereto on August 12, 2019 (as amended, the “Purchase Agreement”).

Following the Business Combination, we changed our name from “Boxwood Merger Corp.” to “Atlas Technical Consultants, Inc.” and continued the listing of our Class A common stock and Warrants on the NASDAQ under the symbols “ATCX” and “ATCXW,” respectively. Prior to the consummation of the Business Combination, our Class A common stock, Warrants and units were listed on the NASDAQ under the symbols “BWMC,” “BWMCW” and “BWMCU,” respectively.

Business Overview

We are a leading provider of professional and technical testing, inspection engineering and consulting services, offering solutions to public and private sector clients in the transportation, commercial, water, government, education and industrial markets. With approximately 140 offices located throughout the United States, we provide a broad range of mission-critical technical services, helping our clients test, inspect, plan, design, certify and manage a wide variety of projects across diverse end markets.

We act as a trusted advisor to our clients, helping our clients design, engineer, inspect, manage and maintain civil and commercial infrastructure, servicing existing structures as well as helping to build new structures.

Company Information

Our principal executive offices are located at 13215 Bee Cave Parkway Building A, Suite 260 Austin, Texas 78738 and our telephone number is (866) 858-4499. Our website is www.oneatlas.com. The information found on our website is not part of this prospectus.

THE OFFERING

We are registering (i) shares of Class A common stock, shares of preferred stock and New Warrants from time to time in such amounts as shall result in an aggregate offering price not to exceed $300,000,000, (ii) up to 20,000,000 shares of Class A common stock issuable upon the exercise of the Public Warrants and (iii) up to 3,750,000 shares of Class A common stock issuable upon the exercise of the Private Placement Warrants. We are also registering the resale by the selling security holders named in this prospectus or their permitted transferees of up to (i) 3,750,000 Private Placement Warrants and (ii) 29,740,330 shares of Class A common stock, 23,912,988 of which represent shares of Class A common stock that may be issued from time to time to certain members of Atlas Holdings, that own units in Holdings Units, upon exchange of such members’ Holdings Units, together with an equal number of shares of our Class B common stock. Our Class A common stock and Warrants are currently listed on NASDAQ under the symbols “ATCX” and “ATCXW,” respectively. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 6 of this prospectus.

Issuance of Class A common stock, preferred stock and New Warrants

We may offer and sell shares of Class A common stock, shares of preferred stock and New Warrants from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering, such that the maximum aggregate offering price does not exceed $300,000,000. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds of such offerings for general corporate purposes. Please read “Use of Proceeds.” As of February 14, 2020, we had 5,827,342 shares of Class A common stock, 23,912,988 shares of Class B common stock, 3,750,000 Private Placement Warrants and 20,000,000 Public Warrants outstanding. The number of shares of Class A common stock does not include the shares of Class A common stock available for future issuances under the Atlas 2020 Long-Term Incentive Plan.

Issuance of Class A Common Stock Underlying the Warrants

Shares of Class A common stock to be issued upon exercise of all Warrants	23,750,000 shares of Class A common stock.

Shares of Class A common stock outstanding prior to exercise of all Warrants(1)	5,827,342 shares of Class A common stock.

Shares of Class A common stock outstanding assuming exercise of all Warrants(1)(2)	29,577,342 shares of Class A common stock.

Terms of the Warrants

Each Warrant entitles the holder to purchase one share of Class A common stock for $11.50 per share.  The Public Warrants expire at 5:00 p.m., New York time, on February 14, 2025 (which is five years after the consummation of the Business Combination), or earlier upon redemption or liquidation.

Use of proceeds	We will receive up to an aggregate of approximately $237 million from the exercise of Warrants, assuming the exercise in full of all the Warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of the Warrants for general corporate purposes.

Resale of Private Placement Warrants and Class A Common Stock by Selling Security Holders

Private Placement Warrants offered by the selling security holders

We are registering 3,750,000 Private Placement Warrants to be offered by the selling security holders named herein. Each Private Placement Warrant entitles the holder to purchase one share of Class A common stock for $11.50 per share.  The Public Warrants expire at 5:00 p.m., New York time, on February 14, 2025 (which is five years after the consummation of the Business Combination), or earlier upon redemption or liquidation.

Class A common stock offered by the selling security holders

We are registering 29,740,330 shares of Class A common stock, which includes 23,912,988 shares of Class A common stock that may be issued from time to time to certain members of Atlas Holdings, that own units in Holdings Units, upon exchange of such members’ Holdings Units, together with an equal number of shares of our Class B common stock.

Terms of the offering	The selling security holders will determine when and how they will dispose of the securities registered under this prospectus for resale.
Use of proceeds	We will not receive any proceeds from the sale of securities to be offered by the selling security holders.
Trading market and ticker symbols	Our Class A common stock and warrants are currently listed on NASDAQ under the symbols “ATCX” and “ATCXW,” respectively.

(1)	The number of shares of Class A common stock does not include the shares of Class A common stock available for future issuance under Atlas 2020 Long-Term Incentive Plan.
(2)	The number of shares of Class A common stock assumes the holders of our Warrants exercise all of their Warrants for cash at the $11.50 exercise price per share.

For additional information concerning the offering, see “Plan of Distribution” beginning on page 14.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you invest in our securities, you should carefully consider those risk factors described under the heading “Risk Factors” in our definitive proxy statement filed with the SEC on November 12, 2019, as supplemented (our “Proxy Statement”), as well as our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in our securities, you should also refer to the other information contained in or incorporated by reference into this prospectus, including the section entitled “Cautionary Note Regarding Forward Looking Statements.”

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

We will not receive any proceeds from the sale of the Private Placement Warrants or shares of Class A common stock to be offered by the selling security holders pursuant to this prospectus. With respect to the issuance of shares of Class A common stock underlying the Warrants, we will not receive any proceeds from the sale of such shares except with respect to amounts received by us due to the exercise of the Warrants to the extent the Warrants are exercised for cash. We will receive up to an aggregate of approximately $273 million from the exercise of Warrants, assuming the exercise in full of all of the Warrants for cash. Unless we inform you otherwise in a prospectus or free writing prospectus, we intend to use the net proceeds from any such exercise of the Warrants for general corporate purposes, which includes, among other things, the repurchase of outstanding shares of Class A common stock.

SELLING SECURITY HOLDERS

The selling security holders may offer and sell, from time to time, up to (i) 3,750,000 Private Placement Warrants and (ii) 29,740,330 shares of Class A common stock, which includes up to 23,912,988 shares of Class A common stock that may be issued from time to time to certain members of Atlas Holdings, that own units in Holdings Units, upon exchange of such members’ Holdings Units, together with an equal number of shares of our Class B common stock. The term “selling security holders” includes the stockholders listed in the table below and their permitted transferees.

The following table provides, as of February 14, 2020, information regarding the beneficial ownership of Private Placement Warrants and Class A common stock held by each of the selling security holders, the number of Private Placement Warrants and shares of Class A common stock that may be sold by each selling security holder under this prospectus and that each selling security holder will beneficially own after this offering.

Because each selling security holder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a selling security holder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the selling security holders and further assumed that the selling security holders will not acquire beneficial ownership of any additional securities during the offering. In addition, the selling security holders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

We may amend or supplement this prospectus from time to time in the future to update or change this selling security holders list and the securities that may be resold.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of Class A common stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of Class A common stock beneficially owned by them. Except as described in the footnotes to the following table and under “Material Relationships with the Selling Security Holders” below, none of the persons named in the table has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The inclusion of any Private Placement Warrants or shares of Class A common stock in this table does not constitute an admission of beneficial ownership for the person named below.

Name of selling security holder	Private Placement Warrants Beneficially Owned Prior to Offering	Public Warrants Available Pursuant to this Prospectus(1)	Public Warrants Beneficially Owned After Offering	Common Stock Beneficially Owned Prior to Offering	Percentage of Common Stock Beneficially Owned Before Offering	Number of Shares Available Pursuant to this Prospectus(1)	Common Stock Beneficially Owned After Offering	Percentage of Common Stock Beneficially Owned After Offering
Boxwood Sponsor LLC (2)	3,750,000	3,750,000	—	2,250,000	7.48%	2,250,000	—	—
Bernhard Capital Partners (3)	—	—	—	20,102,059	67.59%	20,102,059	—	—
GSO Entity (4)	—	—	—	2,200,000	7.40%	1,200,000	1,000,000	3.36%
PTE Holdings Inc. (5)	—	—	—	2,383,917	8.02%	2,383,917	—	—
Engineering & Testing Services Group (5)	—	—	—	1,126,920	3.79%	1,126,920	—	—
MIHI LLC	—	—	—	200,000	*	200,000	—	—
L. Joe Boyer (5)	—	—	—	92,079	*	92,079	—	—
L. Edwin H. Gratton, Jr. (5)	—	—	—	92,079	*	92,079	—	—
William Michael Ballard (5)	—	—	—	25,775	*	25,775	—	—
John Kirschbaum (6)	—	—	—	170,385	*	170,385	—	—
William Ulmer (5)	—	—	—	25,763	*	25,763	—	—
Alan P. Krusi	—	—	—	25,000	*	25,000	—	—
Joe Reece	—	—	—	25,000	*	25,000	—	—
Richard A. Gadbois	—	—	—	25,000	*	25,000	—	—

*	Represents less than 1%.

(1)	Represents the number of shares being registered on behalf of the selling security holder pursuant to this registration statement, which may be less than the total number of shares held by the selling security holder.

(2)	Boxwood Sponsor LLC is jointly owned and managed by MIHI Boxwood Sponsor, LLC, which is controlled by MIHI LLC, and Boxwood Management Company, LLC. MIHI LLC and Boxwood Management Company, LLC have shared voting and dispositive power with respect to the shares held by Boxwood Sponsor LLC and, as such, may be deemed to beneficially own the shares held by Boxwood Sponsor LLC. Each of MIHI LLC and Boxwood Management Company, LLC disclaim such beneficial ownership except to the extent of their respective pecuniary interests therein.

(3)	Comprised solely of shares of Class B common stock. BCP beneficially owns 20,102,059 shares of Class B common stock representing 67.59% of the outstanding shares of Class B common stock, respectively. BCP’s interest is held through Atlas Technical Consultants Holdings LP and indirectly by the BCP Energy Services Funds. The general partner of Atlas Technical Consultants Holdings LP is Atlas Technical Consultants Holdings GP LLC, which is indirectly wholly owned by BCP Energy Services Fund, LP, BCP Energy Services Fund-A, LP and BCP Energy Services Executive Fund, LP (collectively, the “BCP Energy Services Funds”). The general partner of all three BCP Energy Services Funds is BCP Energy Services Fund GP, LP. The general partner of BCP Energy Services Fund GP, LP is BCP Energy Services Fund UGP, LLC. BCP Energy Services Fund UGP, LLC is managed by J.M. Bernhard, Jr. and Jeff Jenkins. Each of the BCP entities and Messrs. Bernhard and Jenkins may be deemed to beneficially own such shares directly or indirectly controlled, but each disclaims beneficial ownership of such shares in excess of its pecuniary interest therein. The address of each of the BCP entities and Messrs. Bernhard and Jenkins is 400 Convention Street, Suite 1010, Baton Rouge, Louisiana 70802.

(4)	Comprised of 2,200,000 shares of Class A common stock. GSO Capital Opportunities Fund III LP (the “GSO Entity”) directly holds the reported shares shown above. GSO Capital Opportunities Associates III LLC is the general partner of GSO Capital Opportunities Fund III LP. GSO Holdings I L.L.C. is the managing member of GSO Capital Opportunities Associates III LLC. Blackstone Holdings II L.P. is the managing member of GSO Holdings I L.L.C. with respect to securities beneficially owned by the GSO Entity. Blackstone Holdings I/II GP L.L.C. is the general partner of each of Blackstone Holdings I L.P. and Blackstone Holdings II L.P. The Blackstone Group Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Class C common stock of The Blackstone Group Inc. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the foregoing entities and individuals disclaims beneficial ownership of the securities held directly by the GSO Entity (other than the GSO Entity to the extent of its direct holdings). The business address of this stockholder is c/o GSO Capital Partners LP, 345 Park Avenue, 31st Floor, New York, New York 10154.

(5)	Comprised solely of shares of Class B common stock.
(6)	Comprised of 105,977 shares of Class A common stock and 64,408 shares of Class B common stock.

Material Relationships with the Selling Security Holders

Agreements Related to the Business Combination

Purchase Agreement

The Company is party to the Purchase Agreement pursuant to which, at the consummation of the Business Combination, pursuant to which Buyer acquired from Seller all of the equity interests in Atlas Intermediate. Pursuant to the Purchase Agreement, at the closing of the Business Combination (the “Closing”), the Company contributed cash and shares of newly-created, voting, non-economic Class B common stock to Holdings in exchange for Holdings Units. The Seller transferred to the Buyer (i) a number of equity interests in Atlas Intermediate (“Atlas Intermediate Units”) in exchange for a corresponding number of Holdings Units, and an equal number of shares of Class B common stock, and (ii) the remainder of the Atlas Intermediate Units, in exchange for cash.

Director Nomination Agreement

In connection with the consummation of the Business Combination, the Company entered into a nomination agreement with Seller (the “Nomination Agreement”). Under the Nomination Agreement, Seller has the right to designate a certain number of individuals for nomination by the Company’s Board of Directors (the “Board”) to be elected by the Company’s stockholders based on the percentage of the voting power of the outstanding Class A common stock and Class B common stock beneficially owned by the Seller and its affiliates, in the aggregate, as follows: (i) for so long as the Seller beneficially owns at least 50% of the aggregate voting power of the Company, the Seller will have the right to nominate at least a majority of all directors of the Board; (ii) for so long as the Seller beneficially owns less than 50% and equal to or greater than 35% of the aggregate voting power of the Company, the Seller will have the right to designate three directors; (iii) for so long as the Seller beneficially owns less than 35% and equal to or greater than 15% of the aggregate voting power of the Company, the Seller will have the right to designate two directors; and (iv) for so long as the Seller beneficially owns less than 15% and equal to or greater than 5% of the aggregate voting power of the Company, the Seller will have the right to designate one director. In accordance with the terms of the Nomination Agreement, the size of the Board will be fixed based on the number of individuals the Seller is entitled to designate for nomination to be elected as directors.

Registration Rights Agreement with the Continuing Members

In connection with the consummation of the Business Combination, the Company entered into a registration rights agreement (the “Continuing Members RRA”) with the Seller and its limited partners (the “Continuing Members”). Under the Continuing Members RRA, the Company will have certain obligations to register for resale under the Securities Act all or any portion of the shares of the Class A common stock that the Continuing Members hold as of the date of the Continuing Members RRA and that they may acquire thereafter, including upon the exchange or redemption of any other security therefor (collectively, the “Continuing Member Registrable Securities”).

The Company is required to, within 30 days of the Closing Date, file a registration statement registering the resale of the Continuing Member Registrable Securities. Additionally, Atlas Technical Consultants SPV, LLC and Arrow Environmental SPV LLC (together, “BCP”) may demand an unlimited number of underwritten offerings for all or part of the Continuing Member Registrable Securities held by BCP and the other Continuing Members under the Continuing Member RRA.

GSO Registration Rights Agreement

In connection with the consummation of the Business Combination, the Company entered into a registration rights agreement (the “GSO RRA”) with the GSO Entity and the other holders party thereto (together, “GSO”). Under the GSO RRA, the Company will have certain obligations to register for resale under the Securities Act all or any portion of the shares of the Class A common stock that GSO holds as of the date of the GSO RRA and that it may acquire thereafter, including upon the exchange or redemption of any other security therefor (collectively, the “GSO Registrable Securities”).

The Company is required to, within 30 days of the Closing Date, file a registration statement registering the resale of the GSO Registrable Securities. Additionally, GSO may demand up to two underwritten offerings for all or part of the GSO Registrable Securities held by GSO under the GSO RRA.

Holders of the GSO Registrable Securities have certain “piggy-back” registration rights with respect to registration statements and rights to require the Company to register for resale the GSO Registrable Securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

The GSO RRA does not contemplate the payment of penalties or liquidated damages to GSO as a result of a failure to register, or delays with respect to the registration of, the GSO Registrable Securities.

Boxwood Registration Rights Agreement

Pursuant to a registration rights agreement entered into on November 15, 2018, the holders of shares of Class F common stock (subsequently converted into Class A common stock in connection with the Business Combination), private placement units, private placement shares, private placement warrants and any warrants that may be issued upon conversion of the Working Capital Loans (and their underlying securities) are entitled to registration rights. The holders of these securities are entitled to make up to three demands (or one demand in the case of private placement securities to be acquired by an affiliate of Macquarie Capital), excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders have “piggy-back” registration rights to include such securities in other registration statements filed by us and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. In the case of the private placement securities acquired by an affiliate of Macquarie Capital, the demand registration right provided will not be exercisable for longer than five years from the effective date of the registration statement of the IPO in compliance with FINRA Rule 5110(f)(2)(G)(iv) and the piggy-back registration right provided will not be exercisable for longer than seven years from the effective date of the registration statement of the IPO in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear the expenses incurred in connection with the filing of any such registration statements. The registration rights agreement does not contemplate the payment of penalties or liquidated damages to the stockholders party thereto as a result of a failure to register, or delays with respect to the registration of, the Company’s securities.

GSO Subscription Agreement

In connection with the consummation of the Business Combination, and the previously disclosed Commitment Letter, dated as of January 23, 2020 (the “Commitment Letter”), Holdings and GSO COF III AIV-2 LP (“GSO AIV-2”) entered into a subscription agreement , dated February 14, 2020 (the “Subscription Agreement”) pursuant to which, GSO AIV-2 purchased 145,000 units of a new class of Series A Senior Preferred Units of Holdings (the “Preferred Units”) at a price per Preferred Unit of $978.21 for an aggregate cash purchase price of $141,840,000, which represents a 2.12% original issue discount on the Preferred Units (such purchase, the “GSO Placement”).

The holders of the Preferred Unit have negative control rights over certain aspects of the business and affairs of Holdings and its subsidiaries. Under the LLC Agreement, the prior written consent of GSO COF, as the holder of Preferred Units constituting at least a majority of the outstanding Preferred Units in the aggregate, is required before Holdings or its subsidiaries are permitted to, among other things, incur additional indebtedness in excess of a specified leverage ratio, dispose of assets, transact with affiliates, make certain dividend payments, or make changes to Holdings’ organizational documents in a manner adverse to the Company’s shareholders, in each case, subject to the exceptions and limitations described therein.

The GSO Placement was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act, and/or Regulation D promulgated thereunder.

Amended and Restated Limited Liability Company Agreement of Holdings

The Company operates its business through Holdings. In connection with the consummation of the Business Combination, the Company and other member parties thereto entered into the LLC Agreement. The LLC Agreement sets forth, among other things, the rights and obligations of the holders of Holdings Units.

Managing Member. Under the LLC Agreement, the Company is the sole managing member of Holdings. As the sole managing member, the Company is able to control all of the day-to-day business affairs and decision-making of Holdings without the approval of any other member, unless otherwise stated in the LLC Agreement. As such, the Company, through its officers and directors, is responsible for all operational and administrative decisions of Holdings and the day-to-day management of Holdings’ business. Pursuant to the terms of the LLC Agreement, the Company may not resign or cease to be the managing member of Holdings unless proper provision is made, in compliance with the LLC Agreement, so that the obligations of the Company, its successor (if applicable) and any new managing member and the rights of all members under the LLC Agreement and applicable law remain in full force and effect.

Compensation; Reimbursement. The Company will not be entitled to compensation for its services as managing member. The Company, as managing member, and other members of Holdings will be entitled to reimbursement by Holdings for all costs, fees, operating expenses and other expenses of Holdings (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to Holdings) incurred in pursuing and conducting, or otherwise related to, the activities of Holdings.

Distributions. Distributions to Holdings’ equity holders may be declared by the managing member out of funds legally available therefor in such amounts and on such terms (including the payment dates of such distributions) as the managing member shall determine (in its sole discretion in accordance with the fiduciary duties as provided in the LLC Agreement) using such record date as the managing member may designate; provided that, so long as the Preferred Units remain outstanding, such distributions shall only be declared at the end of a quarter so long as there remain funds legally available therefor after the cash payments required to be paid to the Preferred Unitholders in such Quarter. Any such distribution shall be made to Holdings’ equity holders as of the close of business on such record date on a pro rata basis (subject to certain exceptions) in accordance with the number of Holdings Units owned by each member as of the close of business on such record date.

Common Unit Redemption Right. The LLC Agreement provides that BCP, and following the date that is six months from the Closing Date, each of the other members of Holdings (other than the Company and its subsidiaries) has a right to cause Holdings to redeem from time to time, all or a portion of such member’s Holdings Units (together with an equal number of shares of Class B common stock) for either (x) the delivery by Holdings of a number of shares of Class A common stock equal to the number of Holdings Units surrendered or (y) at Holdings’ election made in accordance with the LLC Agreement, the delivery by Holdings of cash equal to the Cash Election Amount (as defined in the LLC Agreement) calculated with respect to such redemption.

If (i) there is any reclassification, reorganization, recapitalization or other similar transaction pursuant to which the shares of Class A common stock are converted or changed into another security, securities or other property, or (ii) the Company, by dividend or otherwise, distributes to all holders of the shares of Class A common stock evidences of its indebtedness or assets, including securities (including shares of Class A common stock and any rights, options or warrants to all holders of the shares of Class A common stock to subscribe for, to purchase or to otherwise acquire shares of Class A common stock, or other securities or rights convertible into, or exchangeable or exercisable for, shares of Class A common stock) but excluding any cash dividend or distribution as well as any such distribution of indebtedness or assets received by the Company from Holdings in respect of the Holdings Units, then upon any subsequent redemption, in addition to the shares of Class A common stock or the Cash Election Amount, as applicable, each member of Holdings shall be entitled to receive the amount of such security, securities or other property that such member would have received if such redemption had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization, other similar transaction, dividend or other distribution, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction.

Preferred Units. The LLC Agreement sets forth the rights and terms of the Preferred Units.

Voting Agreement

In connection with the consummation of the Business Combination, the Company and Sponsor entered into voting agreement (the “Voting Agreement”) pursuant to which the Sponsor agreed to vote its shares of Class A common stock in favor of each individual nominated for election to the Board who has been recommended by the Board for such appointment or nomination pursuant to the Nomination Agreement at every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written resolution of the stockholders of the Company or the Board with respect to the election of members of the Board, subject to the terms and conditions set forth therein.

Lock-Up Agreement

In connection with the consummation of the Business Combination, the Company and the Sponsor entered into a lock-up agreement (the “Lock-Up Agreement”) pursuant to which the Sponsor agreed to not transfer, sell, assign or otherwise dispose of any Class A common stock or warrants to purchase Class A common stock of the Company during the period commencing on the Closing Date and ending on the earlier of (a) the date that is twelve months following the Closing Date or (b) if BCP transfers either (i) shares of common stock beneficially owned or otherwise held by BCP resulting in gross proceeds to BCP equal to at least $50,000,000 or (ii) all shares of common stock beneficially owned or otherwise held by BCP which were subject to an initial six month restriction on transfer, if the proceeds received from the transfer of such shares of common stock is less than $50,000,000, the date on which the reported sales price of the common stock equals or exceeds $12.00 per share for any 20 trading days within a 30 trading day period.

Restrictive Covenant Agreement

In connection with the consummation of the Business Combination, Holdings and BCP entered into a restrictive covenant agreement (the “Restrictive Covenant Agreement”) pursuant to which the BCP parties covenanted not to (i) for a period of two years, induce or attempt to induce any of the executives named therein or any other executive officer of Atlas Intermediate to leave the employ of Atlas Intermediate, (ii) for a period of two years, hire any executive who was employed by Atlas Intermediate at any time during the 12 month period prior to the Closing, (iii) for a period of two years, induce or attempt to induce any person that is a customer, supplier or material business relation of Atlas Intermediate to cease doing business with Atlas Intermediate, (iv) make certain types of disparaging or false statements and (v) disclose certain confidential information, subject to the terms and conditions therein.

Support Letter

Instead of purchasing Class A common stock directly from the Company, as had previously been contemplated by the Commitment Letter, in connection with the consummation of the Business Combination, GSO Entity purchased 1,000,000 shares of Class A common stock from an intermediary who had purchased shares from an existing stockholder (the “Market Purchase”). To induce GSO Entity to make the Market Purchase, the Company entered into a support agreement (the “Support Agreement”) with GSO Entity pursuant to which the Company agreed, among other things, (i) to sell to GSO Entity 1,000,000 shares of Class A common stock if the Market Purchase was not consummated in satisfaction of GSO Entity's obligations under the Commitment Letter (ii) to increase the original issue discount on the Preferred Units from 2% to 2.12% and (iii) to provide certain indemnification rights in connection with the Market Purchase.

PLAN OF DISTRIBUTION

We and the selling security holders may offer and sell all or a portion of the securities covered by this prospectus from time to time, in one or more or any combination of the following transactions:

●	on the NASDAQ, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

●	in privately negotiated transactions;

●	in underwritten transactions;

●	in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

●	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

●	through the distribution of the securities by any selling security holder to its partners, members or stockholders;

●	in short sales entered into after the effective date of the registration statement of which this prospectus is a part; and

●	“at the market” or through market makers or into an existing market for the securities.

We and the selling security holders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by us and by the selling security holders and, at the time of the determination, may be higher or lower than the market price of our securities on the NASDAQ or any other exchange or market.

The selling security holders may also sell our securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. We and the selling security holders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us and with the selling security holders. We and the selling security holders may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling security holders or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling security holders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the selling security holders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

We and the selling security holders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of the securities, including liabilities under the Securities Act. The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. Upon our notification by a selling security holder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

●	the name of the selling security holder;

●	the number of securities being offered;

●	the terms of the offering;

●	the names of the participating underwriters, broker-dealers or agents;

●	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

●	the public offering price; and

●	other material terms of the offering.

In addition, upon being notified by a selling security holder that a donee, pledgee, transferee or other successor-in-interest intends to sell securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling security holder.

We and the selling security holders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the selling security holders. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, the selling security holders may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

Issuance of Class A Common Stock Underlying the Public Warrants

Each Public Warrant entitles its holder to purchase one share of our Class A common stock at an exercise price of $11.50 per share. We are registering the issuance of shares of Class A common stock underlying the Public Warrants. The prices at which the shares of Class A common stock underlying the Public Warrants covered by this prospectus may actually be disposed of may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. We will receive the proceeds from the exercise of the Public Warrants, but not from the sale of the underlying Class A common stock.

Pursuant to the terms of the Public Warrants, the shares of Class A common stock will be distributed to those holders of Public Warrants who surrender the Public Warrants and provide payment of the exercise price to our warrant agent, Continental Stock Transfer & Trust Company.

Resale of Private Placement Warrants and Class A Common Stock by Selling Security Holders

We are also registering the resale by the selling security holders of the Private Placement Warrants and shares of Class A common stock. The selling security holders, which, as used herein, includes their permitted transferees, may, from time to time, sell, transfer or otherwise dispose of any or all of their Private Placement Warrants and shares of Class A common stock on the NASDAQ or any other stock exchange, market or trading facility on which such securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The selling security holders may use any one or more of the following methods, when and if permitted, when disposing of their Private Placement Warrants and shares of Class A common stock:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in underwriting transactions;

●	short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling security holders to sell a specified number of such securities at a stipulated price;

●	distribution to members, limited partners or stockholders of selling security holders;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling security holders may, from time to time, pledge or grant a security interest in some or all of the Private Placement Warrants or shares of Class A common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders also may transfer their securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the Private Placement Warrants and shares of Class A common stock or interests therein, the selling security holders who are not subject to our insider trading policy may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The selling security holders who are not subject to our insider trading policy may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The selling security holders who are not subject to our insider trading policy may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling security holders from the sale of the Private Placement Warrants and shares of Class A common stock offered by them will be the purchase price of the share less discounts or commissions, if any. Each of the selling security holder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of their securities to be made directly or through agents. We will not receive any of the proceeds from the resale of the Private Placement Warrants or shares of Class A common stock being offered by the selling security holders named herein.

The selling security holders also may resell all or a portion of their securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling security holders or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling security holders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the selling security holders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

To the extent required, the securities to be sold, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Blue Sky Restrictions on Resale

In order to comply with the securities laws of some states, if applicable, our Private Placement Warrants and shares of Class A common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states our Private Placement Warrants or shares of Class A common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

If a selling security holder wants to sell its Private Placement Warrants or shares of Class A common stock under this prospectus in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12 of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise a selling security holder in which states our securities are exempt from registration for secondary sales.

Any person who purchases securities from a selling security holder offered by this prospectus who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of their shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify, to the extent permitted by law, the selling security holders (and each selling security holder’s officers and directors and each person who controls such selling security holder) against liabilities caused by any untrue or alleged untrue statement of material fact contained in this prospectus or the registration statement of which this prospectus forms a part (including any amendment or supplement thereof) or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such selling security holder expressly for use herein.

We are required to pay all fees and expenses incident to the registration of the Private Placement Warrants and shares of Class A common stock covered by this prospectus, including with regard to compliance with state securities or Blue Sky laws. Otherwise, all discounts, commissions or fees incurred in connection with the sale of the Private Placement Warrants and shares of Class A common stock offered hereby will be paid by the selling security holders.

DESCRIPTION OF SECURITIES

The following summary of certain material provisions of our common stock, preferred stock and warrants does not purport to be complete. You should refer to our certificate of incorporation, as amended, our amended and restated by-laws and our warrant agreement, which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by reference to the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

Our A&R Charter authorizes the issuance of 501,000,000 shares of capital stock, consisting of (x) 500,000,000 authorized shares of common stock, including (1) 400,000,000 authorized shares of Class A common stock, (2) 100,000,000 authorized shares of Class B common stock and (y) 1,000,000 authorized shares of preferred stock, par value $0.0001 per share. As of February 14, 2020, there were 5,827,342 shares of Class A common Stock outstanding; (b) 23,912,988 shares of Class B common stock outstanding; and (c) no shares of preferred stock outstanding.

Common Stock

Class A common stock

Holders of our Class A common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in our A&R Charter or our bylaws, or as required by the applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our outstanding shares of common stock that are voted is required to approve any such matter voted on by our stockholders. Our Board of directors is divided into three classes, each of which generally serves for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted in the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the Board out of funds legally available therefor.

Class B common stock

The Class B common stock is a voting, non-economic class of common stock, with a par value of $0.0001 per share. Holders of the Class B common stock vote together as a single class with holders of our Class A common stock on all matters properly submitted to a vote of the stockholders. The holders of Class B common stock generally have the right to cause Holdings to redeem all or a portion of their common units of Holdings Units in exchange for shares of the Class A common stock or, at Holdings’ option, an equivalent amount of cash. Upon the future exchange of Holdings Units held by any holder of Class B common stock, a corresponding number of shares of Class B common stock held by such holder of Class B common stock will be cancelled. Our A&R Charter provides that Class B common stock is not be entitled to receive dividends, if declared by our Board, or to receive any portion of any such assets in respect of their shares upon liquidation, dissolution, distribution of assets or winding-up of the post-combination company.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our common stock will possess all voting power for the election of the Company’s directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of the stockholders of the Company. Holders of our common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of Class A common stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions. Holders of Class B common stock are not entitled to share in any such dividends or other distributions.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, the holders of Class A common stock will be entitled to receive an equal amount per share of all of the Company’s assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied and after payment or provision for payment of the debts and other liabilities of the Company. Holders of Class B common stock are not entitled to receive any portion of any such assets in respect of their shares of Class B common stock.

Preemptive or Other Rights

The Company’s stockholders will have no preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to common stock.

Election of Directors

The Board will be classified into three classes, designated as Class I, Class II and Class III. The directors first elected to Class I will hold office for a term expiring at the first annual meeting of stockholders following the consummation of the Business Combination; the directors first elected to Class II will hold office for a term expiring at the second annual meeting of stockholders following the consummation of the Business Combination; and the directors first elected to Class III will hold office for a term expiring at the third annual meeting of stockholders following the consummation of the Business Combination. At each succeeding annual meeting of the stockholders of the Company, the successors to the class of directors whose term expires at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Preferred Stock

Our A&R Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our Board will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board will be able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.

New Warrants

We may issue New Warrants for the purchase of our Class A common stock, preferred stock or any combination of the foregoing securities. New Warrants may be issued independently or together with our securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of New Warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of New Warrants. The warrant agent will act solely as our agent in connection with the New Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of the New Warrants or beneficial owners of the New Warrants. The following summary of certain provisions of the New Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of the New Warrants for the terms of and information relating to the New Warrants, including, where applicable:

(1) the number of securities purchasable upon exercise of the New Warrants and the price at which such securities may be purchased upon exercise of the New Warrants;

(2) the date on which the right to exercise the New Warrants commences and the date on which such right expires (the “New Warrant Expiration Date”);

(3) the United States federal income tax consequences applicable to the New Warrants;

(4) the amount of the New Warrants outstanding as of the most recent practicable date; and

(5) any other terms of the New Warrants.

New Warrants will be offered and exercisable for United States dollars only. New Warrants will be issued in registered form only. Each New Warrant will entitle its holder to purchase such number of securities at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the New Warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the New Warrant Expiration Date (or such later date to which we may extend such New Warrant Expiration Date), unexercised New Warrants will become void. The place or places where, and the manner in which, New Warrants may be exercised will be specified in the prospectus supplement relating to such New Warrants.

Prior to the exercise of any New Warrants, holders of the New Warrants will not have any of the rights of holders of securities, including the right to receive payments of any dividends on the securities purchasable upon exercise of the New Warrants, or to exercise any applicable right to vote.

Existing Warrants

The Existing Warrants include 3,750,000 Private Placement Warrants issued in a private placement in connection with our initial public offering and 20,000,000 Public Warrants sold as part of the units in our initial public offering.

Public Warrants

Each warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the consummation of the Business Combination. The warrants will expire five years after the date on which they first became exercisable, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are obligated to deliver any shares of Class A common stock pursuant to the exercise of a Public Warrant and have no obligation to settle such warrant exercise unless this registration statement with respect to the shares of Class A common stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to the satisfaction of our obligations described below with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis and we are not be obligated to issue any shares to holders seeking to exercise their Public Warrants unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless.

We agreed to use our reasonable best efforts to file with the SEC this registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of this registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event that we so elect, we will not be required to file or maintain in effect a registration statement, but will use our best efforts to register or qualify the shares under applicable Blue Sky laws to the extent an exemption is not available.

Subject to the restrictions described below, once the Public Warrants become exercisable, we may redeem the Public Warrants:

●	at a price of $0.01 per Public Warrant;

●	upon a minimum of 30 days’ prior written notice of redemption;

●	if, and only if, the last reported closing price of the Company’s Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day trading period referred to above.

We will not redeem the Public Warrants unless an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.

The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Public Warrants, each Public Warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares issuable upon the exercise of our Public Warrants. If the Company’s management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Public Warrant redemption. If we call the Public Warrants for redemption and our management does not take advantage of this option, the holders of the private placement warrants and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.9% (or such other amount as specified by the holder) of the shares of Class A common stock outstanding immediately after giving effect to such exercise. If the number of outstanding shares of Class A common stock is increased by a share dividend payable in Class A common stock, or by a split-up of Class A common stock or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a share dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of common stock) multiplied by (ii) one (1) minus the quotient of (a) the price per share of Class A common stock paid in such rights offering divided by (b) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Class A common stock, in determining the price payable for shares of Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Class A common stock on account of such Class A common stock (or other securities into which the Public Warrants are convertible), other than (i) as described above, (ii) certain ordinary cash dividends, or (iii) to satisfy the redemption rights of the holders of shares of Class A common stock in connection with a proposed initial business combination, then the Public Warrants exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event. Additionally, if the number of outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse share split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares), or in the case of our merger or consolidation with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other of our property as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Class A common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of shares of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrants properly exercises the Public Warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement governing the Public Warrants by and between Continental Stock Transfer & Trust Company and the Company (the “Warrant Agreement”)) of the Public Warrant. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The Public Warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Private Placement Warrants

The Private Placement Warrants (including the shares of common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until March 15, 2020, subject to certain exceptions, and they will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. If the Private Placement Warrants are held by holders other than Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Certain Anti-Takeover Provisions of Delaware Law

Our A&R Charter, bylaws, the Nomination Agreement and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our Board. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the members of our Board or taking other corporate actions, including effecting changes in our management. For instance, our Board will be empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances; and the Company’s advance notice provisions in our bylaws will require that stockholders must comply with certain procedures in order to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting.

The Company’s authorized but unissued common stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Forum Selection

Our A&R Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;
•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders;
•	any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our A&R Charter or our bylaws; or
•	any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our A&R Charter also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our amended and restated certificate of incorporation is inapplicable or unenforceable.

The choice of forum provisions summarized above are not intended to, and would not, apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Stockholders may be subject to increased costs to bring these claims, and the choice of forum provisions could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable

Transfer Agent and Warrant Agent

The transfer agent for our Class A common stock and warrant agent for our Public Warrants and New Warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our Class A common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder (“Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case as in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our Class A common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our Class A common stock.

This discussion is limited to Non-U.S. Holders that hold our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons subject to the alternative minimum tax;

●	persons holding our Class A common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, and other financial institutions;

●	brokers, dealers or traders in securities;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes;

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

●	persons who hold or receive our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

●	tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Class A common stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Class A common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

Any distributions of cash or property on our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our Class A common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected dividends. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

●	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	our Class A common stock constitutes a United States real property interest (“USRPI”) by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes. Generally, a domestic corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in its trade or business.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (adjusted for certain items), which will include such effectively connected gain.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we do not believe that we currently are, and do not expect to become, a USRPHC for U.S. federal income tax purposes. However, a Non-U.S. Holder of our Class A common stock generally will not be subject to U.S. net federal income tax even if we were to become a USRPHC if our Class A common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually or constructively, 5% or less of our Class A common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. If our Class A common stock is not considered to be so traded, a Non-U.S. Holder generally would be subject to net U.S. federal income tax on the gain realized on a disposition of our Class A common stock we become a USRPHC and generally would be required to file a U.S. federal income tax return. Additionally, a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. Holders should also consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our Class A common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our Class A common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person, or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our Class A common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our Class A common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each direct and indirect substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as IRS Form W-8BEN-E). If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A common stock. The IRS has issued proposed regulations (on which taxpayers may rely until final regulations are issued) that would generally not apply these withholding requirements to gross proceeds from the disposition of assets such as our Class A common stock.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Class A common stock.

LEGAL MATTERS

Kirkland & Ellis LLP will pass upon the validity of the securities covered by this prospectus. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The balance sheets of Boxwood Merger Corp. as of December 31, 2018 and 2017, the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2018 and for the period from June 28, 2017 (inception) through December 31, 2017, and the related notes, incorporated in this prospectus by reference from the Company’s Definitive Proxy Statement filed November 12, 2019, have been audited by Marcum LLP, and independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audited combined financial statements of Atlas Intermediate Holdings LLC and ATC Group Partners LLC as of and for the year ended December 31, 2018 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Engineering & Testing Services Corp. and subsidiaries as of October 31, 2017 and for the period from January 1, 2017 to October 31, 2017 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements of Moreland Altobelli Associates, LLC as of October 31, 2017 and for the period from January 1, 2017 to October 31, 2017 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements of Pavetex Engineering LLC as of October 17, 2017 and for the period from January 1, 2017 to October 17, 2017 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

The combined financial statements of Atlas Intermediate Holdings LLC and ATC Group Partners LLC as of December 31, 2017 and for the two years ended December 31, 2017 and 2016, incorporated in this Registration Statement by reference from the Boxwood Merger Corp. Definitive Proxy Statement filed November 12, 2019, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such combined financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, including the securities, you should refer to the registration statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.oneatlas.com. Information on our website does not constitute part of this prospectus. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

In particular, we incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing and prior to effectiveness of the registration statement that contains this prospectus and prior to the time that all the securities offered by this prospectus have been sold by the selling security holders as described in this prospectus (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules) or such registration statement has been withdrawn:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

●	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019;

●	our Definitive Proxy Statement on Schedule 14A, as supplemented, originally filed with the SEC on November 12, 2019;

●	our Current Reports on Form 8-K filed on January 7, 2019, August 13, 2019, December 12, 2019, January 23, 2020, January 30, 2020, February 6, 2020, February 10, 2020 and February 14, 2020; and

●	the description of our Class A common stock set forth in our registration statement on Form 8-A12B filed on November 14, 2018 pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating that description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address:

13215 Bee Cave Parkway Building A, Suite 260

Austin, Texas 78738
(866) 858-4499

Atlas Technical Consultants, Inc.

Class A Common Stock
Preferred Stock
New Warrants
20,000,000 Shares of Class A Common Stock Issuable Upon Existing Warrants

29,740,330 Shares of Class A Common Stock
3,750,000 Private Placement Warrants

Prospectus
        , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale or resale of the securities being registered hereby.

SEC registration fee		$122,031.20
Accounting fees and expenses		*
Legal fees and expenses		*
Printing and engraving expenses		*
Miscellaneous		*
Total	$	*

*	Estimates not presently known.

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “Blue Sky” laws. The selling security holders, however, will bear all commissions and discounts, if any, attributable to their sale of the securities.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Our Charter contains provisions that limit the liability of the Company’s directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, the Company’s directors will not be personally liable to the Company or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to the Company or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

●	any transaction from which the director derived an improper personal benefit.

Our Charter and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law. We expect to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. The Company believes that these bylaws provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. The Company will also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our Charter and bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage.

Item 16. Exhibits.

Exhibit Number	Description

2.1	Unit Purchase Agreement, dated August 12, 2019, by and among the Company, Atlas TC Holdings LLC, Atlas TC Buyer LLC, Atlas Intermediate Holdings LLC and Atlas Technical Consultants Holdings LP (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 13, 2019).
2.2	Amendment No. 1 to Unit Purchase Agreement, dated as of January 23, 2020, by and among the Company, Atlas TC Holdings LLC, Atlas TC Buyer LLC, Atlas Intermediate Holdings LLC and Atlas Technical Consultants LP (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2020).
3.1	Second Amended and Restated Certificate of Incorporation of Atlas Technical Consultants, Inc. (f/k/a Boxwood Merger Corp.) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2020).
3.2	Amended and Restated Bylaws of Atlas Technical Consultants, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2020).
4.1	Specimen Class A common stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File No. 333-228018), filed with the SEC on November 15, 2018).
4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (File No. 333-228018), filed with the SEC on November 15, 2018).
4.3	Warrant Agreement, dated November 15, 2018, between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 21, 2018).
4.4	Nomination Agreement dated as of February 14, 2020, by and among Atlas Technical Consultants, Inc., BCP Energy Services Fund, LP, BCP Energy Services Fund-A, LP and BCP Energy Services Executive Fund, LP (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2020).
4.5	Registration Rights Agreement dated as of February 14, 2020, by and among Atlas Technical Consultants, Inc. and Atlas Technical Consultants Holdings LP and its limited partners (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2020).
4.6	Registration Rights Agreement, dated November 15, 2018, among the Company, Boxwood Sponsor, LLC and initial stockholders party thereto (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on November 21, 2018).
4.7

Registration Rights Agreement dated as of February 14, 2020, by and among Boxwood Merger Corp. and GSO Capital Opportunities Fund III LP (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2020).

5.1*	Opinion of Kirkland & Ellis LLP.
23.1*	Consent of Marcum LLP, independent registered public accounting firm of Boxwood Merger Corp.
23.2*	Consent of Grant Thornton LLP, independent registered public accounting firm of Atlas Intermediate Holdings LLC and ATC Group Partners LLC.
23.3*	Consent of Grant Thornton LLP, independent registered public accounting firm of Engineering & Testing Services Corp. and its subsidiaries.
23.4*	Consent of Grant Thornton LLP, independent registered public accounting firm of Moreland Altobelli Associates, LLC.
23.5*	Consent of Grant Thornton LLP, independent registered public accounting firm of Pavetex Engineering LLC.
23.6*	Consent of Deloitte & Touche LLP, independent registered public accounting firm of ATC Group Partners LLC.
23.7*	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Atlas Intermediate Holdings LLC and ATC Group Partners LLC.
23.8*	Consent of Kirkland & Ellis (included in Exhibit 5.1 to the Registration Statement).*
24.1*	Powers of Attorney (included on the signature page of the Registration Statement).*

*	Filed herewith

†	Compensatory plan or arrangement.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, Texas on February 14, 2020.

Atlas Technical Consultants, Inc.

By:	/s/ L. Joe Boyer
Name:	L. Joe Boyer
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints L. Joe Boyer and Walter Powell, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Name	Title	Date

/s/ L. Joe Boyer
L. Joe Boyer	Chief Executive Officer and Director	February 14, 2020
(Principal Executive Officer)

/s/ Walter Powell
Walter Powell	Chief Financial Officer	February 14, 2020
(Principal Financial Officer and Principal Accounting Officer)

/s/ Brian Ferraioli
Brian Ferraioli	Director	February 14, 2020

/s/ George P. Bevan
George P. Bevan	Director	February 14, 2020

/s/ R. Foster Duncan
R. Foster Duncan	Director	February 14, 2020

/s/ Jeff Jenkins
Jeff Jenkins	Director	February 14, 2020

/s/ Stephen M. Kadenacy
Stephen M. Kadenacy	Director	February 14, 2020

/s/ Leonard Lemoine
Leonard Lemoine	Director	February 14, 2020

/s/ Joe Reece
Joe Reece	Director	February 14, 2020

/s/ Daniel G. Weiss
Daniel G. Weiss	Director	February 14, 2020